Exhibit 10.5

INSIDER SUBORDINATION AGREEMENT

THIS AGREEMENT is made and entered into effective this 9th day of March, 2007, by and between MISCOR Group, Ltd., HK Engine Components, LLC. (collectively, the “Borrowers”), MFB Financial (hereinafter referred to as the “Bank”), and John A. Martell (the “Subordinating Party”).

W I-T N E S S E T H:

WHEREAS, Borrowers are presently, or will hereafter become, indebted to Subordinating Party as eAdenced by one or more promissory note(s) and other instruments (the “Martell Notes”); and

WHEREAS, Borrowers and Subordinating Party have requested that Bank extend credit to Borrowers, but Bank is willing to do so if, and only if, all of the indebtedness owing or to become owing by Borrowers to Subordinating Party, and all collateral for such indebtedness, are expressly subordnated to any and all indebtedness now or hereafter owhg to Bank by Borrowers and all collateral for such indebtedness.

NOW, THEREFORE, in consideration of the mutual terms and provisions contained herein, and in order for Borrowers and Subordinating Party to induce Bank to extend credit to Borrowers, the parties agree to as follows:

1.  For purposes hereof, the following terms shall have the following meanings:

a.
“Bank” shall mean and refer to MFB Financial, a banking institution with its principal place of business located in St. Joseph County, Indiana, as well as to all related and affiliated financial institutions and entities, as well as to all successors, assigns and participants of MFB Financial.

b.
“Superior Indebtedness” shall mean and refer to any and all indebtedness and obligations now or hereafter owing by one or more of the Borrowers to Bank, including, but not limited to, future advances, and all obligations of one or more of the Borrowers to Bank under any and all promissory notes, mortgages, security agreements, assignments, leases, guaranties, and all other agreements or documents heretofore or hereafter executed by one or more of the Borrowers to or in favor of Bank, including any and all interest, late charges, prepayment premiums, and all other amounts accruing or payable under any such documents, including principal and interest accruing before or after commencement of any voluntary or involuntary bankruptcy or reorganization, insolvency or similar proceedings regarding one or more of the Borrowers, whether such indebtedness or obligations be direct or indirect, absolute or contingent, or primary or secondary, and all partial or full extensions, renewals or modifications thereof. The “Superior Indebtedness” shall specifically include, but not be limited to, the indebtedness owing by Borrowers to Bank represented by a certain promissory note dated of even date herewith, in the original principal amount of $5,000,000.00, together with all renewals, extensions and modifications thereof, as well as all accrued and accruing interest and costs as provided in paragraph 3.

c.
“Subordinated Debt” shall mean any and all indebtedness and obligations now or hereafter owing by one or more of the Borrowers to Subordinating Party, including, but not limited to, future advances, and all obligations of one or more of the Borrowers under any and all notes, mortgages, security agreements, assignments, leases, guaranties, and all other agreements or documents heretofore or hereafter executed by one or more of the Borrowers to or in favor of Subordinating Party, including all interest, late charges, prepayment premiums, and othor amounts set forth in any such documents, and including principal and interest accruing before or after commencement of any voluntary or involuntary bankruptcy or reorganization, insolvency or similar proceedings regarding one or more of the Borrowers, whether such indebtedness or obligations be direct or indirect, absolute or contingent, or primary or secondary, and all partial or full extensions, renewals or modifications thereof. The “Subordinated Debt” shall specifically include, but not be limited to, the Martell Debt Instruments and all amounts owing thereunder, together with all renewals, extensions and modifications thereof.

d.
It is understood and agreed that the “Subordinated Debt” shall include any and all indebtedness and liabilities of each and every nature and description owing or to become owing by one or more of the Borrowers to the Subordinating Party and/or to Subordinating Party’s successors and assigns. It is further understood and agreed that the “Superior Indebtedness” shall include any and all indebtedness and liabilities of each and every nature and description owing or to become owing by one or more of the Borrowers to Bank and/or to Bank’s successors and assigns.

All references herein to “Borrowers” shall mean and refer to one or more of the Borrowers, in any combination. Accordingly, any reference to assets or property of Borrowers shall include any and all assets and property of one or more of the Borrowers, in any combination. All promises and agreements of Borrowers contained herein shall be construed as the promises and agreements of each of the Borrowers, Whenever the context thereof requires, reference herein made to the singular number shall be understood as including the plural, and likewise, the plural shall be understood as including the singular. Specifically, but not in limitation of the foregoing, the term “Borrowers” shall refer to each entity included in the definition of that term, above.

2.  Subordinating Party hereby agrees that any and all of the Subordinated Debt shall be and hereby is absolutely and unconditionally subordinated in every manner and to every extent to the Superior Indebtedness and to the prior payment and satisfaction in full of the Superior Indebtedness. The Subordinating Party further agrees that each and every security interest, mortgage, lien, claim, right or title of Bank in, to or against any real or personal property or assets of Borrowers shall be superior to each and every security interest, mortgage or lien which Subordinating Party has or may acquire in the same property or assets. Each and every security interest, mortgage or lien hold by or in favor of Subordinating Party in, to or against such property or assets is and shall remain absolutely and unconditionally subordinated, junior, inferior and postponed in priority, operation and effect to the priority, operation and effect of any security interest, mortgage or lien held by or in favor of Bank, all with the same force and effect as though such security interest, mortgage or lien field by or in favor of Bank had attached and was perfected prior to the perfection of any such security interest, mortgage or lien of Subordinating Party. Subordinating Party agrees to execute such instruments and documents as Bank may request from time to time in order to evidence or accomplish the intent of this Agreement, and Subordinating Party and Borrowers expressly consent to the delivery, filing and recording of any such instruments or documents with such persons and authorities as Bank shall deem appropriate. Bank makes no representation or warranty concerning any collateral or the validity, perfection or priority of any security interest, lien or mortgage. Bank shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of or realize upon any property. Bank may in its discretion apply the proceeds of collateral to any indebtedness then owing by Borrowers to Bank secured thereby in any order as Bank deems appropriate.

3.  Borrowers agree that any and all of the Superior Indebtedness must be fully paid and discharged, together with all interest thereon and all expenses of collecting the same or otherwise protecting and/or enforcing the rights and/or interests of Bank, including, but not limited to, attorneys’ and legal assistants’ fees and collection expenses, before any payment to Subordinating Party, by way of cash, setoff or otherwise, may be paid to Subordinating Party by Borrowers. Notwithstanding the foregoing and any other provision hereof, Borrowers shall be entitled to pay regularly scheduled interest payments on the Subordinated Debt provided that there shall not have occurred a default in any of Borrower’s obligations to Bank.

4.  Subordinating Creditor and Borrowers will cause each instrument evidencing Subordinated Debt to be endorsed with the following legend:

The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Superior Indebtedness (as defined in the Insider Subordination Agreement hereinafter referred ant to the Insider Subordination Agreement dated effective as of March 9th, 2007, by the maker hereof and payee named herein in favor of MFB Financial, the Bank referred to in such Insider Subordination Agreement.”

Subordinating Party and Borrowers also agree that each and every financing statement filed with any governmental office pertaining to the Subordinated Indebtedness and/or the security therefor shall contain the following:

Notwithstanding the order of filing of financing statements concerning the Debtor, the security interests described herein are, and shall at all times remain, subordinate and inferior to any and all security interests now or hereafter held by or in favor of MFB Financial and its successors and assigns.

Further, Subordinating Party and Borrowers will mark their respective books of account in such a manner as shall be effective to give proper notice of the effect of this Subordination Agreement and will, in the case of any hereafter arising Subordinated Debt which is not evidenced by an instrument, upon Bank’s request, cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments containing the language required above; provided however, that the foregoing shall not permit Borrowers to incur or assume any indebtedness in violation of the terms governing the Superior Indebtedness. Subordinating Party and Borrowers each will at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Bank may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable Bank to exercise and enforce its rights and remedies hereunder.

5.  Borrowers shall not make any payment, and Subordinating Party shall not receive or accept any payment, with respect to any of the Subordinated Debt in violation of this Agreement. In the event Subordinating Party receives any payment from Borrowers that is not expressly permitted hereby, whether such payment be in cash by setoff (or otherwise, Subordinating Party shall be liable and accountable therefor to Bank. Subordinating Party shall be deemed to have received each and every such payment in trust for the use and benefit of Bank, and Subordinating Party shall not commingle the same with any other funds and shall pay over and deliver each such payment immediately to Bank, even if Bank does not make demand for such payment or delivery.

6.  This subordination shall survive and remain in full force and effect in the event of any administration of the property and/or affairs of Borrowers arising from any assignment for the benefit of creditors, bankruptcy, receivership, liquidation or other like proceedings.

7.  This Agreement is a continuing subordination and shall continue in full force and effect, and Bank may make extensions of credit to Borrowers in reliance upon this Agreement, at any time any Superior Indebtedness or costs described in Paragraph 3 hereof remain unpaid. Subordinating Party agrees that Bank, at any time and from time to time, may enter into such agreements with Borrowers as Bank may deem proper affecting any property which secures all or any portion of the Superior Indebtedness (the “Collateral”), and may sell, surrender or otherwise deal with any of the Collateral without notice to Subordinating Party and without in any way impairing or affecting this Agreement. The obligations of Subordinating Party, and the subordination’s provided for herein, shall not be affected or impaired by any compromise, release, renewal, extension, forbearance, indulgence, alteration, change in, modification of, grant of participation in, or other disposition of any documents or instruments executed by Borrowers in favor of Bank, any release of any guarantor of the obligations of Borrowers to Bank or any other person, any failure of Bank to pursue its remedies against the Collateral or any one or more of the guarantors or any other person, any failure to collect any of the indebtedness owing by Borrowers to Bank when due, any failure to give notice of acquisition or expected acquisition of a purchase money security interest, or any delay or omission by Bank in the exercise of any right or remedy against Borrowers or any guarantor of the obligations of Borrowers to Bank.

8.  In the event of the liquidation of Borrowers or the Collateral, or distribution of Borrowers’ assets, any obligation of Borrowers to Bank shall be satisfied and discharged before Subordinating Party receives any distributive share or payment on account of its obligations against Borrowers. Any dividends or other payments with respect to the Collateral, by virtue of any insolvency proceedings instituted by or against Borrowers, shall also be distributed first to Bank, in an amount required to satisfy the full about of the Superior Indebtedness. In order to enable Bank to enforce its rights hereunder in any such action or proceeding, Bank is hereby irrevocably authorized and empowered, in its discretion, to make and present, for and on behalf of Subordinating Party such proofs of claims against Borrowers or against any Bankruptcy trustee or debtor in possession on account of indebtedness hereby subordinated as Bank may deem expedient or proper, and to vote such proofs of claims in any such proceedings, and to receive and collect any and all Mends or other payments or disbursements made thereof in whatever form the same may be paid or issued, and to apply same on account of any indebtedness owing to Bank by Borrowers which relate to the Superior Indebtedness; and Subordinating Party further agree to execute and deliver to Bank such assignment(s), release(s) or other instruments as may be required by Bank in order to enable it to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time (a) in connection with any such liquidation of Borrowers or the Collateral or the distribution of Borrowers’ assets and/or (b) on account of all or any of the indebtedness hereby subordinated.

9.  All persons executing the Agreement in a representative capacity warrant that they have authority to execute this Agreement and bind the entities they purport to represent. Subordinating Party represents, warrants and certifies that the execution and delivery of this Agreement (i) do not violate the provisions of the Martell Debt Instruments and the documents pertaining thereto (ii) are binding acts of Subordinating Party, and (iii) this Agreement will be an enforceable obligation of Subordinating Party according to the terms and provisions hereof.

10.  This Agreement constitutes the entire understanding of the parties hereto pertaining to the matters covered hereby and may only be modified or amended by a writing signed by ad parties. This Agreement is binding on, and shall inure to, the parties hereto and their respective heirs, representatives, successors and assigns.

11.  Subordinating Party and each of the Borrowers acknowledge and agree that (i) they have been given the opportunity to consult with counsel and other advisors of their respective choice, and after having the opportunity to consult with such counsel and advisors, knowingly, voluntarily and without duress, coercion, unlawful restraint, intimidation or compulsion, enter into this Agreement, (ii) this Agreement has been entered into in exchange for good and valuable consideration, the receipt and sufficiency of which Borrowers and the Subordinating Party acknowledge, and (iii) they have carefully and completely read all of the terms and provisions of this Agreement and are not relying on the opinions or advice of Bank or its agents or representatives in entering into this Agreement.

12.  The parties agree that this Agreement is the product of their joint efforts, that it expresses their agreement, and that it should not be interpreted in favor of or against any party merely because of that party’s efforts in preparing it.

13.  This Agreement shall be enforceable in, and interpreted under, the laws of the State of Indiana. The parties hereto acknowledge that the transactions contemplated by this Subordination Agreement bear a reasonable relation to the state of Indiana. The parties hereto agree that the internal laws of the state of Indiana shall govern this Subordination Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Any action to enforce the terms of this Subordination Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in St. Joseph County, Indiana. Service of process upon any party hereto in any action to enforce the terms of this Subordination Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to such party at its principal address set forth in this Agreement.

14.  The subordination’s and priorities specified in this Agreement are not conditioned upon the nonavoidability and perfection of the security interest to which another security interest is subordinated and, if the security interest to which another security interest is subordinated is not perfected or is avoidable, for any reason, then the subordination’s and relative priority agreements provided herein shall continue to be effective as to the particular Collateral which is the subject of the unperfected or avoidable security interest. In no event shall Subordinating Party institute, or join as a party in the institution of any action, suit or proceeding or take any action of any kind whatsoever seeking a determination that a security interest held by Bank is unperfected or avoidable, or in any way make any assertions to that effect.

15.  The following miscellaneous provisions shall apply to this Agreement:

a.
Waiver. The failure of any party hereto at any time or from time to time to require performance of another party’s obligations under this Agreement shall in no manner affect the right to enforce any provision of this Agreement at a subsequent time, and the waiver of any rights arising out of any breach shall not be construed as a waiver of any rights arising out of any subsequent breach.

b.
Severability. If any one or more of the provisions of this Agreement shall be held invalid or unenforceable, the validity and enforceability of all other provisions of this Agreement shall not be affected.

c.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties.

d.
Fees and Expenses. In the event any party breaches this Agreement, all costs and expenses, including attorneys, fees, incurred by a non-breaching party shall be included in the damages which may be recovered as a result of such breach or default. In any litigation relating to this Agreement and the transactions contemplated hereby, the prevailing party shall be entitled to recover its costs and reasonable attorneys’ fees.

e.
Limitations on fights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement or the transactions contemplated hereby.

f.
Contents of Agreement. Each person signing this Agreement (whether for herself or for himself Individually or on behalf of an entity or organization) acknowledges that this Agreement may reflect changes from previous drafts, if any, and that he or she has read and reviewed this Agreement carefully. Each person signing this Agreement also acknowledges that he or she has not relied on any other party to this Agreement, or on any officer, agent, partner, employee or attorney of any other party to this Agreement, to explain the provisions of this Agreement to him or her, or to identify changes that have been made from prior drafts or versions of this Agreement, if any. Rather, each person signing this Agreement agrees to be solely responsible for being aware of the contents of this Agreement.

16.  Borrowers and Subordinating Party agree to give Bank written notice, by registered or certified mail, postage prepaid, of any action or inaction by Bank or any of its officers, directors, employees, agents or attorneys in connection with this Agreement, the Superior Indebtedness, the Collateral, or any related transactions, that may be actionable against Bank or any officer, director, employee, agent or attorney of Bank, or a defense to the enforcement hereof or payment of any loans or any promissory note, including, but not limited to, any commission of a tort or violation of any contractual duty or duties implied by law. Borrowers and Subordinating Party agree that unless such notice is given as promptly as possible (and in any event within ninety (90) days) after Borrowers and/or Subordinating Party have knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action or inaction, Borrowers and Subordinating Party shall not assert, and shall be deemed to have waived, any such claim or defense.

All notices and other communications required or permitted to be given pursuant to the terms of this Subordination Agreement shall be in writing and mailed by registered or certified mail with return receipt requested, and delivered to the applicable party at the address indicated below:

If to Subordinating Party:	John A. Martell 1125 South Walnut Street South Bend, Indiana 46679

If to the Borrowers	MISCOR Group, Ltd. 1125 South Walnut Street South Bend, Indiana 46679 Attn: President

If to Bank:	MFB Financial 4100 Edison Lakes Parkway, Suite 300 Mishawaka, Indiana 46545 Attn: Donald R. Kyle, Chief Operating Officer

With a copy to:	Steven L. Hostetler, Esq. P.O. Box 1210 Mishawaka, Indiana 46546-1210

17.  WAIVER OF JURY TRIAL. THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALINGS, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS

OF ANY OF THEM. NONE OF THE PARTIES HERETO SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY OF THE PARTIES EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

Signatures on Following Page

IN WITNESS WHEREOF, the parties hereto ave executed this Agreement on the date and year first above written.
“BORROWERS”

MISCOR GROUP, Ltd.

By: /s/ John A. Martell
John A. Martell, President

HK ENGINE COMPONENTS, LLC

By: /s/ John A. Martell
John A. Martell, Management Member

MAGNETECH INDUSTRIAL SERVICES, INC.

By: /s/ John A. Martell
John A. Martell, President

MAGNETECH POWER SERVICES, LLC

By: /s/ John A. Martell
John A. Martell, President

MARTELL ELECTRIC, LLC

By: /s/ John A. Martell
John A. Martell, Managing Member

“SUBORDINATING PARTY”

/s/ John A. Martell
John A. Martell, Individually

“BANK”
MFB Financial

By: /s/ Donald R. Kyle
Donald R. Kyle, Chief Operating Officer

STATE OF INDIANA )
) SS:
ST. JOSEPH COUNTY )

Before me, the undersigned, a Notary Public in and for said County and State personally appeared John A. Martel, Individually, and on behalf of MISCOR Group, Ltd., HK Engine Components, LLC, Magnetech Industrial Services, Inc., Magnetech Power Services, LLC, and Martell Electric, LLC, and acknowledged of the execution of the foregoing Subordination Agreement this 8th day of March, 2007.

/s/ James M. Lewis
James M. Lewis, Notary Public
Residing in St. Joseph County, Indiana

James E. Lewis
Notary Public, State of Indiana
St. Joseph County
My Commission Expires
February 09, 2008
My commission expires:

Feb 9, 2008

STATE OF INDIANA )
) SS:
ST. JOSEPH COUNTY )

Before me, the undersigned, a Notary Public in and for said County and State personally appeared Donald R. Kyle, Chief Operating Officer, on behalf of MFB Financial, and acknowledged of the execution of the foregoing Subordination Agreement this 9th day of March, 2007.

/s/ Susan M. Scheu
Susan M. Scheu, Notary Public
Residing in St. Joseph County, IN
My commission expires:

1-21-2014